SUBSIDIARIES
                                       OF
                            PEASE OIL AND GAS COMPANY

                                                        Jurisdiction of
Name of Subsidiary                               Incorporation or Organization

Pease Oil Field Services, Inc. . . . . .. . . . .            Colorado
Pease Oil Field Supply, Inc. . . . . . .. . . . .            Colorado
Pease Operating Company, Inc. . . . . .  . .  . .            Colorado
Loveland Gas Processing Company, Ltd. .  . . . .             Colorado